Exhibit 10.15

Execution Version

Palvella Therapeutics, Inc.

Convertible Note Purchase Agreement

This Convertible Note Purchase Agreement (this “Agreement”) is made as of June [•], 2024 (the “Effective Date”) by and among Palvella Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule I attached hereto (each a “Purchaser” and, collectively, the “Purchasers”). The Company and the Purchasers are sometimes hereinafter individually referred to herein individually as a “party” and collectively as the “parties.”

Recitals

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to an aggregate of Twenty Million Dollars ($20,000,000) (the “Authorized Principal Amount”), upon the terms and subject to the conditions specified herein.

All references herein to “$” or “dollars” shall be deemed in this Agreement to refer to lawful currency of the United States of America.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan

1.1        The Loan. Subject to the terms of this Agreement, including without limitation, Section 2.2 solely with respect to Integrated Finance Group (“Integrated Finance”), each Purchaser, severally and not jointly, agrees to lend to the Company at the applicable Closing (as defined below), the amount set forth opposite such Purchaser’s name on Schedule I attached to this Agreement (the “Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit A (each a “Note” and, collectively, the “Notes”).

2.	Closing and Delivery

2.1         Closing. The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and the Purchasers purchasing Notes at the Initial Closing may mutually agree. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

2.2          Subsequent Sales of Notes to Integrated Finance.

(a)    Subject to Section 2.2(b) below, on or before each applicable date set forth on Schedule II attached to this Agreement (as applicable, the “Outside Date”), Integrated Finance shall lend to the Company such additional amount as is set forth on Schedule II opposite such date, against the issuance and delivery by the Company of an additional Note for such amount (each, a “Required Integrated Finance Closing”). All such sales made at any Required Integrated Finance Closing shall be made on the terms and conditions set forth in this Agreement. Upon the consummation of any Required Integrated Finance Closing, and without any requirement to obtain the consent of the Purchasers, the Company shall update Schedule I hereto to reflect such Required Integrated Finance Closing and Integrated Finance’s Loan Amounts. Any Notes sold pursuant to this Section 2.2 shall be deemed to be “Notes” for all purposes under this Agreement.

(b)    Notwithstanding Section 2.2(a) above, if a Qualified Financing, Non-Qualified Financing in which the Notes will convert, Corporate Transaction or Public Offering (each, as defined in the Notes) occurs prior to the Outside Date of any Required Integrated Finance Closing (an “Accelerated Closing Event”), then (i) the Company will give Integrated Finance no less than fifteen (15) days’ prior written notice of the anticipated closing or effective date of such Accelerated Closing Event, and (ii) Integrated Finance shall, within ten (10) days after its receipt of such written notice (but in no case less than five (5) days prior to the anticipated closing date of such Accelerated Closing Event), fund all of the remaining principal amounts set forth on Schedule II that have not previously been funded in accordance with Section 2.2(a), and the Company shall issue and deliver an additional Note for such amount. Notwithstanding the foregoing, if the anticipated closing date of such Accelerated Closing Event cannot definitively be confirmed, then Integrated Finance shall not be required to fund five (5) days prior to the anticipated closing date of such Accelerated Closing Event as set forth above and shall have satisfied the requirements of this Section 2.2(b) if the remaining principal amounts are funded as of the date of closing of the Accelerated Closing Event and otherwise contemporaneously with the investors participating in such Accelerated Closing Event.

(c)    Without limiting any other provision of this Agreement or any of the other Loan Documents (as defined below), if Integrated Finance fails to fund the full amounts set forth on Schedule II on or before the applicable date in accordance with Section 2.2(a) and/or 2.2(b) (any such amounts, the “Unfunded Amounts”), then, in addition to any other appropriate legal or equitable remedy, the Company shall be entitled to specific performance to enforce the provisions of this Section 2.2, including to ensure funding all of the Unfunded Amounts by Integrated Finance. The foregoing shall not apply if the Company fails to provide at least fifteen (15) days’ notice of an Accelerated Closing Event as required pursuant to the terms of Section 2.2(b) above.

2.3        Subsequent Sales of Notes to Additional Purchasers. At any time on or before the ninetieth (90th) day following the Initial Closing, the Company may sell Notes representing up to Ten Million Dollars ($10,000,000) less the Loan Amounts of any Notes sold in one or more subsequent closings (each, an “Additional Closing”) to additional Purchasers (such Purchasers who participate in an Additional Closing, the “Additional Purchasers”). All such sales made at any Additional Closings shall be made on the terms and conditions set forth in this Agreement (excluding the terms and conditions set forth in Section 2.2) and (a) the representations and warranties of the Company set forth in Section 3 shall speak as of the Initial Closing and the Company shall have no obligation to update any disclosure related thereto, and (b) the representations and warranties of each Additional Purchaser set forth in Section 4 shall speak as of such Additional Closing. Upon the execution of a counterpart signature page hereto, and without any requirement to obtain the consent of the Purchasers, the Company shall update Schedule I hereto to reflect any Additional Purchasers and their respective Loan Amounts. Any Notes sold pursuant to this Section 2.3 shall be deemed to be “Notes” for all purposes under this Agreement, and any Additional Purchasers shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.4          Delivery. At the applicable Closing, (a) each Purchaser participating in such Closing shall make payment by wire transfer to an account designated by the Company of immediately available funds in the amount of such Purchaser’s Loan Amount, and (b) in exchange therefor, the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser, payable in the principal amount of such Purchaser’s Loan Amount.

2.5          Use of Proceeds. The Company may use any and all proceeds raised pursuant to the issuance of the Notes contemplated hereby immediately following the applicable Closing for working capital and general corporate purposes, as determined from time to time by the Company’s Board of Directors and its senior executive management team.

3.	Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser, (i) as of the Initial Closing with respect to the Initial Closing and each Additional Closing, and (ii) as of each Required Integrated Finance Closing with respect to each Required Integrated Finance Closing, that the following are true and correct as of the Initial Closing and are true and correct in all material respects as of each Additional Closing and each Required Integrated Finance Closing:

3.1        Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

3.2       Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, including the issuance of the Notes (the Notes, together with this Agreement, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents and the transactions contemplated thereby.

3.3        Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents and the transactions contemplated thereby, including the issuance and delivery of the Notes pursuant hereto, has been taken or will be taken prior to the issuance of the Notes. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The equity securities issuable upon conversion of the Notes (collectively, the “Conversion Shares”), when issued in accordance with the provisions of the Loan Documents, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

3.4        Capitalization. Immediately prior to the Initial Closing, the authorized equity securities of the Company consists of (i) 29,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of which (x) 25,500,000 shares have been designated “Voting Common Stock,” 5,050,000 of which are issued and outstanding, and (y) 3,500,000 shares have been designated “Non-Voting Common Stock,” 670,009 of which are issued and outstanding, and (ii) 20,655,895 shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), of which (a) 2,241,903 shares have been designated “Series A-1 Preferred Stock,” all of which are issued and outstanding, (b) 1,240,134 shares have been designated “Series A-2 Preferred Stock,” all of which are issued and outstanding, (c) 1,533,528 shares have been designated “Series B Preferred Stock,” all of which are issued and outstanding, (d) 8,509,995 shares have been designated “Series C Preferred Stock,” all of which are issued and outstanding, and (e) 7,130,335 shares have been designated “Series D Preferred Stock,” 1,835,227 of which are issued and outstanding. The Company has reserved 2,861,768 shares of Non-Voting Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2019 Equity Incentive Plan (the “Stock Plan”). Of such reserved shares of Non-Voting Common Stock, 78,959 shares have been issued pursuant to the exercise of options, options to purchase 1,581,041 shares have been granted and are currently outstanding, options to purchase 568,097 have been approved for issuance by the Board subject to the Board’s approval of a 409A valuation and 633,671 shares of Non-Voting Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

3.5         Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Note and the Conversion Shares shall have been obtained and will be effective at such time as required by such governmental authority.

3.6         Compliance with Laws. To the Company’s Knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would have a Material Adverse Effect on the Company. For purposes of this Agreement, the term “Knowledge,” when referring to the Company’s Knowledge, means the actual knowledge of Wesley H. Kaupinen and Kathy Goin.

3.7         Compliance with Other Instruments. The Company is not in violation or default of any term of its Third Amended and Restated Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents, do not and will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The sale of the Notes and the subsequent issuance of the Conversion Shares are not and will not be subject to any preemptive rights, or rights of first refusal that have not been properly waived or complied with as of the Initial Closing.

3.8         Litigation. To the Knowledge of the Company, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or which is currently threatened in writing against the Company or any of its properties or any of its officers or directors (in their capacity as such), which could reasonably be expected to have a Material Adverse Effect on the Company.

3.9         Offering. Assuming the truth and accuracy of the representations and warranties of the Purchasers contained in Section 4, and subject to any required filings pursuant to applicable state and federal securities laws, the offer, issuance and sale of the Notes and the Conversion Shares (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been (or in a timely manner will be) registered or qualified (or are exempt from registration and qualification) under the registration, permit and qualification requirements of all applicable state securities laws.

3.10       Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer of the Company participating in the sale and issuance of the Notes, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity on the Effective Date (each, an “Issuer Covered Person” and, together, the “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

4.	Representations and Warranties of the Purchasers

Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as of each applicable Closing as follows:

4.1         Authorization. The Loan Documents, when executed and delivered by such Purchaser, shall constitute such Purchaser’s valid and legally binding obligations, enforceable against such Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4.2         Purchase for Own Account. Such Purchaser represents that he, she or it is acquiring the Securities solely for such Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.3         Information and Sophistication. Without lessening or obviating the representations and warranties of the Company contained in Section 3, such Purchaser hereby: (a) acknowledges that he, she or it has received all the information such Purchaser has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Securities, (b) represents that he, she or it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser and (c) further represents that he, she or it has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risk of an investment in the Securities. Purchaser, if an entity, also represents it has not been organized solely for the purpose of acquiring the Securities.

4.4        Ability to Bear Economic Risk. Such Purchaser acknowledges that investment in the Securities involves a high degree of risk, and further represents that he, she or it is able, without materially impairing his, her or its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his, her or its investment in the Company.

4.5          Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, such Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)    there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)    such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c)    Notwithstanding the provisions of paragraphs (a) and (b) above, no registration statement or opinion of counsel referred to therein shall be necessary for a transfer by such Purchaser to (i) a partner or member of such Purchaser in accordance with partnership or limited liability company interests, (ii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, or (iii) to any entity controlled by or under common control with, such Purchaser, in each case, only if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.6          Legends. The Securities will contain legends substantially as follows:

“THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.”

4.7          Accredited Investor Status; Purchaser Acknowledgements.

(a)    Such Purchaser is an “accredited investor,” as such term is defined in Rule 501 under the Act. Such Purchaser’s principal place of business or residence, as the case may be, is as set forth on Schedule I attached hereto.

(b)    Such Purchaser acknowledges that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

4.8       No Disqualification Events. Neither such Purchaser nor any person or entity that has the power to vote, or direct the voting of, the Securities or the power to dispose, or direct the disposition of, the Securities (collectively with such Purchaser, the “Purchaser Covered Persons”), are subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. Such Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event.

4.9         Foreign Purchasers. If such Purchaser is not a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that he, she or it has satisfied himself, herself or itself, as the case may be, as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Notes, including (a) the legal requirements within such Purchaser’s jurisdiction for the purchase of the Notes, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, transfer or conversion of the Notes by such Purchaser. Such Purchaser’s subscription, payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.	Further Agreements

5.1         Restrictive Covenants.For so long as any Note remains outstanding, in addition to any voting requirements under the Company’s organizational documents or under applicable law, the Company shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, entity conversion or otherwise, do any of the following without the written consent or affirmative vote of the Requisite Holders (as defined below):

(a)    Other than the Notes, create or issue, any debt security, create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business), or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money;

(b)    make, or permit any subsidiary to make, any loan or advance to any person or entity, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business;

(c)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of cost or fair market value, or in connection with the exercise of any right of first refusal; or

(d)    effect a reorganization, restructuring or recapitalization of the Company’s securities in a manner that adversely affects the Notes.

5.2         “Market Stand-Off” Agreement. Each Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.2 shall not apply to (A) the sale of any shares to an underwriter pursuant to an underwriting agreement, (B) any shares acquired in the IPO or thereafter or (C) the transfer of any shares to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Purchasers only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.2 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. In the event that (1) the major stockholders of the Company (as required by any underwriter or placement agent, but which shall at least include Petrichor Opportunities Fund I LP, Petrichor Opportunities Fund I Intermediate LP, CDK Associates, L.L.C., Samsara BioCapital L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P. and any other stockholder who holds greater than ten percent (10%) of the Company,), (2) each continuing officer and director of the Company, and (3) each investor that is participating in the Private Investment in Public Equity (a “PIPE”) or other related financing transaction consummated concurrently with a Reverse Merger (as defined in the Notes), as applicable (collectively, the “Lock-Up Parties”), enter into a lock-up agreement in connection with a Reverse Merger, each Purchaser shall execute and deliver a lock-up agreement upon the same material terms and conditions as the Lock-Up Parties in connection with such Reverse Merger. In consideration for the forgoing, each Purchaser shall be deemed to be an Investor (as defined in in that certain Third Amended and Restated Investors’ Rights Agreement, dated as of December 16, 2022, entered into by and among the Company and the Investors party thereto, (the “IRA”)) for purposes of Section 2 of the IRA as if such Purchaser were a party thereto, and the shares issued upon conversion of the Notes shall be deemed to be Registrable Securities (as defined in the IRA) for all purposes.

5.3          Anti-Dilution. In the event that the issuance of shares of the Company’s stock upon the conversion of the Notes in connection with a Public Offering, Qualified Financing or Non-Qualified Financing, as applicable, causes an anti-dilution adjustment with respect to any class or series of the Company’s Preferred Stock that has not been waived, the Company shall ensure that the ownership interests of the Purchasers following such Public Offering, Qualified Financing or Non-Qualified Financing, as applicable, are adjusted such that the Purchasers are not adversely affected by any such anti-dilution adjustment.

5.4         Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time he, she or it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.	Miscellaneous

6.1          Binding Agreement; No Third Party Rights. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and each of their respective successors, assigns, heirs, and legal representatives. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person other than the parties hereto and their respective successors and assigns any rights, remedies, claims, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2         Governing Law and Submission to Jurisdiction. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of any jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

6.3        Counterparts; Execution by Electronic Means. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4         Titles and Subtitles; Certain References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references herein to “Sections”, “Schedules” or “Exhibits” shall be deemed to refer to the sections, schedules and exhibits of this Agreement unless otherwise specified.

6.5         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to the Purchasers at their respective addresses set forth on Schedule I attached hereto or at such other addresses as the Company or any Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto. Copies (which shall not constitute notice) of all notices sent hereunder to the Company or any of the Purchasers shall be sent, in like fashion, to the Company’s legal counsel as follows:

Troutman Pepper Hamilton Sanders LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312

Attn: Christopher S. Miller

E-mail: christopher.miller@troutman.com

6.6         Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7         Amendment; Modification; Waiver. Any term of this Agreement and the Notes may be amended or modified, or the observance of any term of this Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), by an instrument in writing signed by the Company and the holders of the Notes representing a majority of the aggregate Loan Amount outstanding under all outstanding Notes, which majority must include Integrated Finance (the “Requisite Holders”). No amendment, modification or wavier hereof or hereunder shall require the consent of any person not a party to this Agreement. No amendment to or waiver of any provision of any Note, shall be made unless such amendment or waiver is made with respect to all the Notes.

6.8          Expenses. The Company and the Purchasers will each bear their own legal and other fees and expenses.

6.9         Exculpation Among Purchasers. Each Purchaser acknowledges that he, she or it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. The Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

6.10       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to each Purchaser, shall be cumulative and not alternative.

6.11       Further Actions. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

6.12       Costs of Enforcement. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's reasonable costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom; provided that this provision shall not limit any other remedy available to such party pursuant to this Agreement or otherwise.

6.13        Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

6.14      Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provisions hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

6.15       Interpretation; Construction. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa and (iv) words importing the singular shall also include the plural, and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The information contained in this Agreement and in the Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of law or breach of contract).

6.16       Entire Agreement. This Agreement, the Notes and the Schedules and Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature page follows]

In Witness Whereof, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

PALVELLA THERAPEUTICS, INC.

By:

Name: Wesley H. Kaupinen

Title: President and Chief Executive Officer

125 Strafford Avenue, Suite #360
Wayne, PA 19087
Attn: Wesley H. Kaupinen

E-mail: wes.kaupinen@palvellatx.com

[Company signature page to Convertible Note Purchase Agreement]

In Witness Whereof, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

Integrated Finance Group

By:

Name: Mario Patone

Title: Owner, IFG

By:

Name: William Oldham

Title: Owner, IFG

[Purchaser signature page to Convertible Note Purchase Agreement]

In Witness Whereof, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

Gore Range Capital Fund II LLC

By: Gore Range Capital LLC, its Manager

By:

Name: Ethan Rigel

Title: Managing Member of the Manager

[Purchaser signature page to Convertible Note Purchase Agreement]

SCHEDULE I

Initial Closing dated June 6, 2024

Name and Address	Loan Amount
Integrated Finance Group	$5,000,000
Total	$5,000,000

Additional Closing dated June 26, 2024

Name and Address	Loan Amount
Ligand Pharmaceuticals, Inc.	$2,500,000
Petrichor Opportunities Fund I LP A copy (which shall not constitute notice) shall also be given to: Covington & Burling LLP 620 Eighth Avenue New York, NY 10018 Attn: Joseph C. Gangitano Email: jgangitano@cov.com	$2,500,000
Total	$5,000,000

Additional Closing dated July 16, 2024

Name and Address	Loan Amount
Turl Street Ventures LLC [Address] [Address]	$50,000

Additional Closing dated July 19, 2024

Name and Address	Loan Amount
Coy Blevins [Address] [Address]	$143,000
BioAdvance	$100,000
Wesley H. Kaupinen	$20,000
Michael Christopher	$70,000
John L. Lewis, IV	$50,000
Eagles Mere Air Museum Foundation	$150,000

Additional Closing dated July 22, 2024

Name and Address	Loan Amount
Todd Davis [Address] [Address] e-mail:	$500,000
Charis Menschel e-mail:	$150,000
Ram Pasture [Address] [Address] e-mail:	$700,000

Additional Closing dated [•], 2024

Name and Address	Loan Amount
Gore Range Capital Fund II LLC	$500,000

SCHEDULE II

Date of Required Integrated Finance Closing	Principal Amount
On or before 180 days after the Initial Closing	$2,000,000
On or before 270 days after the Initial Closing	$2,000,000
On or before 360 days after the Initial Closing	$1,000,000

Exhibit A

Form of Convertible Promissory Note

(See attached)